UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2004 (December 9, 2004)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee 37215

(Address of principal executive offices) (Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On December 9, 2004, Corrections Corporation of America (the “Company”) established a new officer position of Chief Corrections Officer and appointed T. Don Hutto, age 69, to fill the position on an interim basis as Executive Vice President and Acting Chief Corrections Officer. For his service in this position, Mr. Hutto will receive an annual salary of $240,000. Mr. Hutto, one of the founding members of Corrections Corporation of America, has served the Company as an advisor to the President and Chief Executive Officer since June of 1995. He formerly served as a Director to CCA of Australia, a former subsidiary of the Company, and as President and Director to CCA International, Inc. Prior to joining the Company, Mr. Hutto served as the Director of Corrections and as the Deputy Director for the Department of Corrections for the Commonwealth of Virginia from 1977 through 1982. In addition, Mr. Hutto has previously served as the Director of Corrections for the State of Arkansas and the Warden and Assistant Warden for the Texas Department of Corrections. Mr. Hutto has a B.S. in History and Sociology from East Texas State University.

     The press release issued by the Company announcing the hiring of Mr. Hutto is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

     (c)  The following exhibit is furnished as part of this Current Report pursuant to Item 5.02:

Exhibit 99.1 - Press Release dated December 15, 2004

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 15, 2004	CORRECTIONS CORPORATION OF AMERICA

By: /s/ Irving E. Lingo, Jr. Irving E. Lingo, Jr. Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 15, 2004